Exhibit 5.1
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                                 March 27, 2006


Electronic Sensor Technology, Inc.
1077 Business Center Circle
Newbury Park, California  91320

Ladies and Gentlemen:

         Re:  Registration Form SB-2

     We have acted as special Nevada counsel to Electronic Sensor Technology, Inc., formerly known as Bluestone Ventures, Inc., a Nevada corporation (the "Company"), relating to the proposed registration by the Company of up to 25,448,983 shares of the Company's common stock that may be sold by selling security holders (the "Shares"), as described in the Registration Statement on Form SB-2 filed by the Company on January 6, 2006 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), as amended by Pre-Effective Amendment No. 1 to Form SB-2 filed on February 15, 2006 and Pre-Effective Amendment No. 2 to Form SB-2 filed on March 27, 2006 (together, the "Amendments").

     In connection with this opinion, and as such counsel, we have examined and relied upon, although we have not prepared, originals or copies of the following documents (the "Documents"):

     A.   the Registration Statement;

     B.   the Amendments;

     C. Articles of Incorporation of the Company as filed with the Secretary of State of the State of Nevada (the "Secretary of State") on July 11, 2000, as amended by a Certificate of Amendment filed with the Secretary of State on January 25, 2005;

     D.   Bylaws of the Company, undated;

     E. Form of Resolutions of the Board of Directors of the Company, dated December 5, 2005;

     F. Unanimous Written Consent of the Board of Directors of the Company dated January 10, 2005; and

     G. Written Consent of the Stockholders in Lieu of a Meeting dated January 9, 2005.

     For the purposes of rendering this opinion, we have examined originals or certified photo static copies of such other corporate records, agreements, instruments and other documents of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

     Based on the foregoing, and subject to applicable state securities laws, we are of the opinion that the Shares have been duly authorized and, assuming certificates representing the previously issued Shares have been duly executed and delivered by the Company to the holders of such Shares, and with respect to those Shares subject to issuance upon conversion of the debentures and exercise of the warrants, assuming conversion of such debentures or exercise of such warrants in accordance with their terms, and execution and delivery of certificates representing such Shares to the holders of such Shares, the Shares will be validly issued, fully paid and non-assessable.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Nevada. The opinions expressed above concern only the effect of the laws, excluding the principles of conflict of laws, of the State of Nevada as currently in effect. We assume no obligation to supplement this letter if any applicable laws change after the date of this letter with possible retroactive effect, or if any facts or events occur or come to our attention after the date of this letter that might change any of the opinions expressed above.

     We consent to the filing of this legal opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the headings "Legal Matters" in the prospectus that forms a part of the Registration Statement and "Legal Matters" in any prospectus supplement that will form a part of the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder. This opinion is furnished by us, as special Nevada counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act and, except as provided in this paragraph, is not to be used, circulated or quoted for any other purpose.

                                                Very truly yours,
                                                /s/ SNELL & WILMER L.L.P.
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                                                SNELL & WILMER L.L.P.